 Exhibit 99.1

Greenland Acquisition Corporation and Zhongchai Holding (Hong Kong) Limited Announce Closing of Business Combination

New York, NY, October 24, 2019 — Greenland Acquisition Corporation (the “Company” or “Greenland”) (Nasdaq: GLAC) and Zhongchai Holding (Hong Kong) Limited (“Zhongchai Holding”) today jointly announced the closing of the previously-announced business combination (the “Business Combination”) pursuant to which Zhongchai Holding became a wholly-owned subsidiary of the Company and the former shareholder of Zhongchai Holding acquired 7,500,000 ordinary shares of the Company (“Ordinary Shares”). The transaction was approved at a special meeting of the Company’s shareholders in lieu of an annual meeting held on October 24, 2019.

As part of the transaction, the Company changed its name to “Greenland Technologies Holding Corporation”. As a result, the Company expects that its ordinary shares and warrants will begin trading on The Nasdaq Capital Market under the ticker symbols “GTEC” and “GTECW,” respectively, starting on or about October 28, 2019, and that its units and rights will cease trading as of the close of business on October 28, 2019.

Zhongchai Holding is a developer and manufacturer of traditional transmission products for material handling machineries and a developer of a robotic cargo carrier prototype expected to be available for commercial use in the near future in China.

In connection with the Business Combination, (i) the Company’s units, each of which is comprised of one Ordinary Share, one warrant to purchase one-half of one Ordinary Share and one right, have been separated into their component securities, and (ii) the 4,400,000 public rights (including those included in units) have been converted into 440,000 Ordinary Shares. In addition, 260,000 rights held by Greenland Asset Management Corporation have been converted into 26,000 Ordinary Shares and 22,000 rights held by Chardan Capital Markets, LLC have been converted into 2,200 Ordinary Shares.

Peter Zuguang Wang, the Chairman of the Company, said, "We are entering an exciting phase for our company where the resources of the public capital markets will be available to enhance our R&D efforts and business growth in the transmission industry. We believe that this will enable us to execute more rapidly and efficiently in delivering and scaling new designs and products to the world's connected consumers."

Yanming Liu, the former Chairman and Chief Executive Officer of the Company, remarked, "We are excited about joining forces with Zhongchai Holding, and we believe that the combination of Greenland’s innovation focus and capital markets experience with Zhongchai Holding’s experienced management team and their track record of growth in the transmission industry will be a powerful combination. We believe this successful transaction will deliver to Greenland’s shareholders the key benefits of a SPAC structure: capital preservation and an opportunity for growth.”

Chardan acted as financial advisor to the Company in the transaction.

About Greenland

Greenland Acquisition Corporation is a British Virgin Islands blank check company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

About Zhongchai Holding

Zhongchai Holding (Hong Kong) Limited is a holding company incorporated under the laws of Hong Kong. It is a developer and manufacturer of traditional transmission products for material handling machineries and a developer of a robotic cargo carrier prototype expected to be available for commercial use in the near future in China.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s expectations with respect to future performance and anticipated financial impacts of the business transaction.

Greenland undertakes no obligation to update these statements for revisions or changes after the date of this release, except as may be required by law.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Certain of these factors are outside the parties’ control and may be difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include: business conditions; natural disasters; changing interpretations of U.S. Generally Accepted Accounting Principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the businesses of Greenland and Zhongchai Holding, including but not limited the reaction of Zhongchai Holding customers to the Business Combination; difficulties in maintaining and managing continued growth; restrictions on the ability to make dividend payments;, general economic conditions; geopolitical events and regulatory changes; and the failure to maintain the listing of Greenland’s securities on the Nasdaq Stock Market.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in Greenland’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to publicly update or revise any forward-looking statements in this press release to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as may be required by law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of the Company following the closing of the Business Combination or otherwise.

Company Contact:

Greenland Technologies Holding Corporation

Jing Jin

+86 182-6810-4220